As filed with the Securities and Exchange Commission on August 25, 2025

Registration No. 333-224726

Registration No. 333-230086

Registration No. 333-237088

Registration No. 333-237474

Registration No. 333-250926

Registration No. 333-254619

Registration No. 333-263576

Registration No. 333-270567

Registration No. 333-278679

Registration No. 333-285649

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224726

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230086

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237088

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237474

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-250926

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-254619

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263576

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-270567

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-278679

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-285649

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4726035
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

124 Washington Street, Suite 101

Foxborough, Massachusetts 02035

(508) 543-1720

(Address of Principal Executive Offices)

Unity Biotechnology, Inc. 2013 Equity Incentive Plan

Unity Biotechnology, Inc. 2018 Incentive Award Plan

Unity Biotechnology, Inc. 2018 Employee Stock Purchase Plan

Unity Biotechnology, Inc. 2020 Employment Inducement Incentive Award Plan

(Full Title of the Plans)

Craig R. Jalbert

President, Secretary, and Director

Unity Biotechnology, Inc.

124 Washington Street, Suite 101

Foxborough, Massachusetts 02035

(508) 543-1720

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erica Kassman

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) filed by Unity Biotechnology, Inc., a Delaware corporation (the “Company”), removes from registration all shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), registered under the following Registration Statements on Form S-8 (each a “Registration Statement” and, collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”) that remain unsold thereunder:

•

Registration Statement on Form S-8 (No. 333-224726), filed with the Commission on May 7, 2018, pertaining to the registration of (i) 5,293,729 shares of the Company’s Common Stock under the Company’s 2013 Equity Incentive Plan and 2018 Incentive Award Plan, (ii) 3,330,530 shares of the Company’s Common Stock under the Company’s 2018 Incentive Award Plan, and (iii) 536,242 shares of the Company’s Common Stock under the Company’s 2018 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-230086), filed with the Commission on March 6, 2019, pertaining to the registration of (i) 2,125,510 shares of the Company’s Common Stock under the Company’s 2018 Incentive Award Plan, and (ii) 424,143 shares of the Company’s Common Stock under the Company’s 2018 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-237088), filed with the Commission on March 11, 2020, pertaining to the registration of (i) 2,361,841 shares of the Company’s Common Stock under the Company’s 2018 Incentive Award Plan, and (ii) 472,271 shares of the Company’s Common Stock under the Company’s 2018 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-237474), filed with the Commission on March 30, 2020, pertaining to the registration of 1,100,000 shares of the Company’s Common Stock under the Company’s 2020 Employment Inducement Incentive Award Plan.

•

Registration Statement on Form S-8 (No. 333-250926), filed with the Commission on November 24, 2020, pertaining to the registration of 1,500,000 shares of the Company’s Common Stock under the Company’s 2020 Employment Inducement Incentive Award Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-254619), filed with the Commission on March 23, 2021, pertaining to the registration of (i) 2,675,309 shares of the Company’s Common Stock under the Company’s 2018 Incentive Award Plan, and (ii) 532,480 shares of the Company’s Common Stock under the Company’s 2018 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-263576), filed with the Commission on March 15, 2022, pertaining to the registration of (i) 3,182,965 shares of the Company’s Common Stock under the Company’s 2018 Incentive Award Plan, and (ii) 629,919 shares of the Company’s Common Stock under the Company’s 2018 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-270567), filed with the Commission on March 15, 2023, pertaining to the registration of (i) 710,765 shares of the Company’s Common Stock under the Company’s 2018 Incentive Award Plan, (ii) 142,153 shares of the Company’s Common Stock under the Company’s 2018 Employee Stock Purchase Plan, and (iii) 300,000 shares of the Company’s Common Stock under the Company’s 2020 Employment Inducement Incentive Award Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-278679), filed with the Commission on April 15, 2024, pertaining to the registration of (i) 839,248 shares of the Company’s Common Stock under the Company’s 2018 Incentive Award Plan, and (ii) 167,849 shares of the Company’s Common Stock under the 2018 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (No. 333-285649), filed with the Commission on March 7, 2025, pertaining to the registration of (i) 843,260 shares of the Company’s Common Stock under the Company’s 2018 Incentive Award Plan, and (ii) 168,652 shares of the Company’s Common Stock under the Company’s 2018 Employee Stock Purchase Plan.

As previously reported on June 27, 2025, the board of directors of the Company: (i) determined that it is in the best interests of the Company and its stakeholders that the Company be liquidated and dissolved in accordance with the Delaware General Corporation Law pursuant to a Plan of Complete Liquidation and Dissolution (the “Dissolution”); and (ii) approved seeking stockholder approval to proceed with the Dissolution pursuant to Delaware law at a special meeting of stockholders and, if approved by stockholders, file a Certificate of Dissolution with the Secretary of State of the State of Delaware. In connection with the foregoing, the Company has determined to terminate the offerings of securities under the Registration Statements. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statements, and, in accordance with the undertakings made by the Company in the Registration Statements, to remove from registration any and all of the securities that remain unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of all such securities. Note that the numbers of securities listed above do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough in the Commonwealth of Massachusetts, on August 25, 2025.

UNITY BIOTECHNOLOGY, INC.

By:	/s/ Craig R. Jalbert
Title: President, Secretary, and Director

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.